As filed with the Securities and Exchange Commission on April 20, 2000
                                                        Registration No.333-____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                MATRIXONE, INC.
            (Exact Name of Registrant as Specified in Its Charter)

             Delaware                            02-0372301
    (State or Other Jurisdiction of   (I.R.S. Employer Identification No.)
    Incorporation or Organization)

                                MatrixOne, Inc.
                              Two Executive Drive
                             Chelmsford, MA 01824
              (Address of Principal Executive Offices) (Zip Code)
                             ____________________

                       2000 Employee Stock Purchase Plan
                                1999 Stock Plan
                      Amended and Restated 1996 Stock Plan
                  Amended and Restated 1987 Stock Option Plan
                           (Full Title of the Plan)
                             ____________________

                               Mark F. O'Connell
                      President & Chief Executive Officer
                                MatrixOne, Inc.
                              Two Executive Drive
                              Chelmsford, MA 01824
                    (Name and Address of Agent For Service)


                                 (978) 322-2000
         (Telephone Number, Including Area Code, of Agent For Service)
                         ______________________________

                                    Copy to:
                           Gordon H. Hayes, Jr., Esq.
                        TESTA, HURWITZ & THIBEAULT, LLP
                                125 High Street
                          Boston, Massachusetts 02110
                                 (617) 248-7000

================================================================================

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                                       Proposed
                                                                       Maximum         Proposed Maximum
                                                  Amount to be      Offering Price    Aggregate Offering           Amount of
  Title of Securities to be Registered             Registered         Per Share              Price            Registration Fee (3)
  ------------------------------------             -----------     --------------    -------------------      --------------------
2000 Employee Stock Purchase Plan
Common Stock (Par Value $.01 Per Share)             1,350,000 (2)           $22.094     $   29,826,900.00               $ 7,874.30



1999 Stock Plan
Common Stock (Par Value $.01 Per Share)                20,250 (1)           $ 35.00        $   708,750.00               $   187.11
                                                        1,000 (1)           $ 50.20        $    50,200.00               $    13.25
                                                    1,478,750 (2)           $22.094        $32,671,502.50               $ 8,625.28



Amended and Restated 1996 Stock Plan
Common Stock (Par Value $.01 Per Share)                 6,756 (1)           $  0.33        $     2,229.48               $     0.59
                                                   10,109,138 (1)           $  0.44        $ 4,448,020.72               $ 1,174.28
                                                      472,500 (1)           $  0.67        $   316,575.00               $    83.58
                                                    1,665,411 (1)           $  1.11        $ 1,848,606.21               $   488.03
                                                      132,000 (1)           $  3.33        $   439,560.00               $   116.04
                                                      112,500 (1)           $  6.67        $   750,375.00               $   198.10
                                                      443,137 (1)           $  8.00        $ 3,545,096.00               $   935.91
                                                      208,200 (1)           $ 13.00        $ 2,706,600.00               $   714.54
                                                      112,800 (1)           $ 21.00        $ 2,368,800.00               $   625.36
                                                        4,000 (1)           $ 68.50        $   274,000.00               $    72.34
                                                      683,558 (2)           $22.094        $15,102,530.45               $ 3,987.07


Amended and Restated 1987 Stock Option
 Plan
Common Stock (Par Value $.01 Per Share)             1,369,170 (1)           $  0.33        $   451,826.10               $   119.28
                                                    1,040,151 (1)           $  0.44        $   457,666.44               $   120.82
                                                   -------------                           --------------               ----------
TOTAL:                                             19,209,321                              $95,969,237.90               $25,335.88

___________________________________________

(1) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

(2) The price of $22.094 per share, which is the average of the high and low prices of the Common Stock of the Registrant reported on the Nasdaq National Market on April 17, 2000, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and has been used for those shares without a fixed exercise price.

(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933.

                                    PART I


             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information.


          The documents containing the information specified in this Item 1 will be sent or given to employees, directors and others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


Item 2.   Registrant Information and Employee Plan Annual Information.


          The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                    PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.


          The following documents filed by MatrixOne, Inc. (the "Company" or the "Registrant") with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in this Registration
Statement:


          (a) The Registrant's Prospectus dated February 29, 2000, contained in the Registrant's Registration Statement No. 333-92731 on Form S-1, as amended (the "S-1 Registration Statement") filed pursuant to the Securities Act.


          (b) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission pursuant to
               Section 12(g) of the Exchange Act on February 2, 2000.


          All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.   Description of Securities.


          Not applicable.

Item 5.   Interest of Named Experts and Counsel.


          Not applicable.


Item 6.   Indemnification of Directors and Officers.


          The Delaware General Corporation Law and the Company's Certificate of Incorporation and By-laws, as amended, provide for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities.


          The Company's Certificate of Incorporation provides that, to the maximum extent permitted by the General Corporation Law of the State of Delaware, no director of the Company shall be personally liable to the Company or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty.


          In addition, the Company's By-laws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, trustee, partner, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, against all liability, losses, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding. The Company shall only provide indemnification if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceedings, if such person had no reasonable cause to believe his conduct was unlawful.


          The Underwriting Agreement by and between the Company and Goldman Sachs & Co., Dain Rauscher Wessels Incorporated, U.S. Bancorp Piper Jaffray Inc. and Soundview Technology Group Inc., as representatives of the Underwriters named in Schedule A thereto, provides that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").


          In addition, the Company maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.


Item 7.   Exemption from Registration Claimed.


          Not applicable.


Item 8.   Exhibits.


Exhibit No.    Description of Exhibit
-----------    ----------------------


4.1 Specimen certificate for shares of the Registrant's Common Stock (filed as Exhibit 4.1 to the Registration Statement on Form S-1 (SEC File No. 333-92731) and incorporated herein by reference).

4.2            Second Amended and Restated Certificate of Incorporation of the
               Registrant.

4.3            Amended and Restated By-Laws of the Registrant.

4.4            1999 Stock Plan.

4.5 Amended and Restated 1996 Stock Plan (filed as Exhibit 10.2 to the Registration Statement on Form S-1 (SEC File No. 333-92731) and incorporated herein by reference).

4.6 Amended and Restated 1987 Stock Option Plan (filed as Exhibit 10.1 to the Registration Statement on Form S-1 (SEC File No. 333-92731) and incorporated herein by reference).

4.7       2000 Employee Stock Purchase Plan.

5.1       Opinion of Testa, Hurwitz & Thibeault, LLP.

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).

24.1 Power of Attorney (included as part of the signature page to this Registration Statement).


Item 9.   Undertakings.


          (a)  The undersigned Registrant hereby undertakes:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chelmsford, Commonwealth of Massachusetts, on this 20th day of April, 2000.


                                        MATRIXONE, INC.


                                        By:  /s/ Mark F. O'Connell
                                           -----------------------
                                           Mark F. O'Connell
                                           President and Chief Executive Officer



                        POWER OF ATTORNEY AND SIGNATURES


     The undersigned officers and directors of MatrixOne, Inc., hereby constitute and appoint Mark F. O'Connell and Maurice L. Castonguay, and each of them singly, our true and lawful attorneys-in-fact, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable MatrixOne, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                          Title(s)                                          Date
        ---------                          --------                                          ----
/s/ Mark F. O'Connell                      President, Chief Executive Officer                April 20, 2000
---------------------------
Mark F. O'Connell                          and Director (Principal Executive Officer)

/s/ Maurice L. Castonguay                  Chief Financial Officer, Vice President           April 20, 2000
---------------------------
Maurice L. Castonguay                      of Finance and Administration and
                                           Treasurer (Principal Financial and
                                           Accounting Officer)

/s/ Ellen Carnahan                         Director                                          April 20, 2000
---------------------------
Ellen Carnahan

/s/ Daniel J. Holland                      Director                                          April 20, 2000
---------------------------
Daniel J. Holland

/s/ James F. Morgan                        Director                                          April 20, 2000
---------------------------
James F. Morgan

/s/ Charles R. Stuckey, Jr.                Director                                          April 20, 2000
---------------------------
Charles R. Stuckey, Jr.

                                 EXHIBIT INDEX


Exhibit No.    Description of Exhibit
-----------    ----------------------

4.1 Specimen certificate for shares of the Registrant's Common Stock (filed as Exhibit 4.1 to the Registration Statement on Form S-1 (SEC File No. 333-92731) and incorporated herein by reference).

4.2            Second Amended and Restated Certificate of Incorporation of the
               Registrant.

4.3            Amended and Restated By-Laws of the Registrant.

4.4            1999 Stock Plan.

4.5 Amended and Restated 1996 Stock Plan (filed as Exhibit 10.2 to the Registration Statement on Form S-1 (SEC File No. 333-92731) and incorporated herein by reference).

4.6            Amended and Restated 1987 Stock Option Plan (filed as Exhibit
               10.1 to the Registration Statement on Form S-1 (SEC File No. 333-92731) and incorporated herein by reference).

4.7            2000 Employee Stock Purchase Plan.

5.1            Opinion of Testa, Hurwitz & Thibeault, LLP.

23.1           Consent of Arthur Andersen LLP.

23.2           Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
               5.1).

24.1 Power of Attorney (included as part of the signature page to this Registration Statement).